UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 19, 2016

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8-  OTHER EVENTS

Item 8.01            Other Events

Effective April 19, 2016, the Company’s subsidiary, Powin Energy Corporation (“Powin Energy”), entered into a Consulting Agreement with Lisa Bunday to serve as Powin Energy’s contract Interim Chief Financial Officer.  The contract is for an initial term of 90 days. Thereafter, Ms. Bunday will serve on a month-to-month basis. Ms. Bunday will not be an executive officer of the Company. Joseph Lu will remain the Company’s principal financial officer.

From 2014 to the present, Ms. Bunday was Chief Financial Officer of Peak Hosting. Previously, Ms. Bunday served as Chief Financial Officer of eFusjon, Inc. and of Ivey. From 1983 to 1995, she was on auditor at Arthur Andersen LLP. She received a degree in Business Administration from the University of Portland.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: April 20, 2016	By: /s/ Joseph Lu
Chief Executive Officer